EXHIBIT 23

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                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-93114 of FSF Financial Corp. on Form S-8 (filed with the Securities and Exchange Commission on June 5, 1995) of our report dated October 23, 1998 included in this Annual Report on Form 10-K of FSF Financial Corp. for the fiscal year ended September 30, 1998.



/s/Bertram Cooper & Co.,LLP

Bertram Cooper & Co., LLP
Waseca, Minnesota
December 11, 1998